Exhibit 99.01

Innovus Pharmaceuticals Provides Third Quarter 2014 Financial Results With Commercial and Corporate Update
-Revenues Up by 289% to $443,087 for Third Quarter 2014
Compared to Second Quarter 2014

SAN DIEGO, CA:  November 14, 2014 – Innovus Pharmaceuticals, Inc., (“Innovus Pharma” or the “Company) www.innovuspharma.com (OTCQB: INNV) a company focusing on the commercialization of over-the-counter (“OTC”) and consumer products for men’s and women’s health and vitality announced today that its financial results for the three and nine months ended September 30, 2014 have been filed on its Form 10-Q Quarterly Report with the Securities and Exchange Commission (“SEC”) and provided a commercial and corporate update. A detailed Form 10-Q is available on the Company’s website at www.innovuspharma.com.

Select Financial Results

Revenue

Innovus Pharma’s revenues increased to $443,087 in the third quarter of 2014 up from $113,784 in the second quarter of 2014, an increase of 289%.  Total revenues for the Company for the nine months ended September 30, 2014, were $722,959.

Q3 and Recent Business and Commercial Updates

1.
Signed commercial partnerships with Sothema Laboratories, Inc., Tramorgan Limited, DanaLife and Jamp/Orimed in the third quarter of 2014 for the sale of certain of our products in up to 28 countries with aggregate potential milestones to be received by the Company of up to $330 million in potential sales milestones plus royalties based on the success of each partner in selling our products;

2.	Acquired the product, Vesele®, for increasing blood flow;

3.	Three new retailers in the U.S. for certain of our products including Pathmark, Lees and Big Y are carrying our Zestra® product; and

4.	Received an expanded FSI/AD indication for Zestra® from Health Canada.

Dr. Bassam Damaj, the President and Chief Executive Officer of Innovus Pharma commented on these results “We are beginning to see the fruits of the execution of our commercial strategy.  In addition, the increase in our revenues and accounts receivables is further proof of our continued success towards our goal of profitability in the near term”.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging company in the OTC male and female sexual dysfunction products. The Company generates revenues from its lead products Zestra® for female arousal, and EjectDelay™ for premature ejaculation, and has a total of four marketed products in this space, including Sensum+™ (for sales outside the U.S. only), Zestra Glide® and Vesele® for increasing blood flow.
For more information, go to www.innovuspharma.com.

Innovus Pharma’s Forward-Looking Safe Harbor

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, receiving patent protection for any of its products, receiving approval or to be compliant with the requirements of any relevant regulatory authority relating to such products such as Zestra®, to successfully commercialize such products, and to achieve its other development, commercialization, financial and staffing objectives including realizing any or all of the $330 million in milestone payments from our corporate partners from the sale of our products.  Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein.  Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC.  Copies of these reports are available from the SEC's website or without charge from the Company.
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Innovus Pharma Contact:
Kevin Holmes
Chesapeake Group
info@chesapeakegp.com
T: 410-825-3930

	Innovus Pharmaceuticals, Inc. Selected Revenue Information Three months ended (unaudited) 2014				Nine months ended (unaudited) September 30
	September 30	June 30	Change	Percent %	2014	2013	Change
Licensing revenue	$325,000	$-	325,000	100%	$350,000	$-	350,000
Product revenue	118,087	113,784	4,303	4%	372,959	445	372,514
Total Revenue	$443,087	$113,784	329,303	289%	$722,959	$445	722,514